CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" for the Money Market Portfolio, Government & Agency Securities Portfolio and Tax-Exempt Portfolio, each a series of Cash Account Trust, in the Government & Agency Securities Portfolio DWS Government Cash Institutional Shares Prospectus, Government Cash Managed Shares Prospectus and DWS Government & Agency Money Fund Shares Prospectus, and the Tax-Exempt Portfolio in the Cash Account Trust Tax-Exempt Portfolio Tax-Free Investment Class Shares Prospectus, DWS Tax-Exempt Money Fund Prospectus and the DWS Tax Free Money Fund Class S Shares Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Cash Account Trust Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A, No. 33-32476) of our report dated June 12, 2006, on the financial statements and financial highlights of the Government & Agency Securities Portfolio and Tax-Exempt Portfolio included in the Cash Account Trust Premier Money Market Shares Annual Report, Service Shares Annual Report, Davidson Cash Equivalent Shares and Davidson Cash Equivalent Plus Shares Annual Report, Capital Assets Funds Shares and Capital Assets Funds Preferred Shares Annual Report and the DWS Tax-Exempt Cash Institutional Shares and Tax-Exempt Cash Managed Shares Annual Report, each dated April 30, 2006.


                                                     /s/ERNST & YOUNG LLP

Boston, Massachusetts
July 25, 2006